SUB-ITEM 77I

Creation of Share Class

MFS Lifetime Income Fund, MFS Lifetime 2020 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2030 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2040 Fund, MFS Lifetime 2045 Fund, MFS Lifetime 2050 Fund and MFS Lifetime 2055 Fund, each a series of MFS Series Trust XII (the "Trust") established a new class of shares, Class R6 shares, as described in the prospectus contained in Post-Effective Amendment No. 50 to the Registration Statement of MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on August 25, 2016 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.